Exhibit 24.1

REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of PARK-OHIO HOLDINGS CORP., an Ohio corporation (the “Corporation”), hereby constitutes and appoints Edward F. Crawford, Matthew V. Crawford, W. Scott Emerick, Robert D. Vilsack, Patrick W. Fogarty and Michael D. Volchko, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned, and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of certain equity and debt securities of the Corporation, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and registration statements filed under Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys, and any of them, and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of this 23rd day of May 2013.

/s/ Edward F. Crawford	/s/ W. Scott Emerick
Edward F. Crawford, Chief Executive Officer, Chairman and Director	W. Scott Emerick, Vice President And Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer and Principal Accounting Officer)

/s/ Matthew V. Crawford	/s/ Patrick V. Auletta
Matthew V. Crawford, President, Chief Operating Officer and Director	Patrick V. Auletta, Director

/s/ Kevin R. Greene	/s/ A. Malachi Mixon III
Kevin R. Greene, Director	A. Malachi Mixon III, Director

/s/ Dan T. Moore III	/s/ Ronna Romney
Dan T. Moore III, Director	Ronna Romney, Director

/s/ Steven H. Rosen	/s/ James W. Wert
Steven H. Rosen, Director	James W. Wert, Director